Exhibit 99.1

Intercontinental Exchange Reports Strong First Quarter 2021

• Record 1Q21 net revenues of $1.8 billion, +15% y/y

• 1Q21 GAAP diluted EPS of $1.14

• 1Q21 adj. diluted EPS of $1.34, +7% y/y

• Record 1Q21 operating income of $892 million; record adjusted operating income of $1.1 billion, +11% y/y

• 1Q21 operating margin of 50%; adj. operating margin of 59%

• Q2 2021 pre-tax gain of $1.23 billion related to the full divestment of stake in Coinbase

• Launched ICE Futures Abu Dhabi on March 29, 2021

Jeffrey C. Sprecher,

ICE Chairman & Chief Executive Officer, said,

"We are pleased to report strong first quarter results that extend our track-record of growth. As we emerge from the COVID-19 pandemic, never have our digital networks proven more needed and resilient. We are grateful to our customers that continue to rely on our technology, data and market infrastructure, and we remain focused on innovating across asset classes to drive greater efficiency and transparency."

ATLANTA & NEW YORK, April 29, 2021 - Intercontinental Exchange (NYSE: ICE), a leading global provider of data, technology and market infrastructure, today reported financial results for the first quarter of 2021. For the quarter ended March 31, 2021, consolidated net income attributable to ICE was $646 million on $1.8 billion of consolidated revenues, less transaction-based expenses. First quarter GAAP diluted earnings per share (EPS) were $1.14. Adjusted net income attributable to ICE was $758 million in the first quarter and adjusted diluted EPS were $1.34. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and free cash flow.

Scott A. Hill, ICE Chief Financial Officer, added: "In the first quarter, we once again grew revenues, operating income and cash flows. This performance reflects a strong balance of compounding recurring revenues and diverse transaction-based revenues. We are excited about the many growth opportunities that lie ahead, and we remain focused on prudent capital management to deliver value to our stockholders."

First Quarter 2021 Business Highlights

$ (in millions)	Net Revenue	Op Margin	Adj Op Margin
	1Q21
Exchanges	$974	67%	69%
Fixed Income and Data Services	$468	28%	38%
Mortgage Technology	$355	30%	60%
Consolidated	$1,797	50%	59%

First quarter consolidated net revenues were $1.8 billion up 15% year-over-year including exchange net revenues of $974 million, fixed income and data services revenues of $468 million and mortgage technology revenues of $355 million. Consolidated operating expenses were $905 million for the first quarter of 2021. On an adjusted basis, consolidated operating expenses were $729 million. Consolidated operating income for the first quarter was $892 million and the operating margin was 50%. On an adjusted basis, consolidated operating income for the first quarter was $1.1 billion and the adjusted operating margin was 59%.

Exchanges Segment Results

First quarter exchange net revenues were $974 million. Exchange operating expenses were $321 million and on an adjusted basis, were $298 million in the first quarter. Segment operating income for the first quarter was $653 million and the operating margin was 67%. On an adjusted basis, operating income was $676 million and the adjusted operating margin was 69%.

$ (in millions)	1Q21	1Q20	% Chg
Revenue, net:
Energy	$310	$353	(12)%
Ags and Metals	59	84	(29)%
Financials(1)	105	123	(14)%
Cash Equities and Equity Options	102	113	(10)%
OTC and Other(2)	77	71	9%
Data and Connectivity Services	207	193	7%
Listings	114	112	2%
Segment Revenue	$974	$1,049	(7)%

(1) Financials include interest rates and other financial futures and options.

(2) OTC & other includes physical energy, interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

Fixed Income and Data Services Segment Results

First quarter fixed income and data services revenues were $468 million. Fixed income and data services operating expenses were $335 million and adjusted operating expenses were $290 million in the first quarter. Segment operating income for the first quarter was $133 million and the operating margin was 28%. On an adjusted basis, operating income was $178 million and the adjusted operating margin was 38%.

$ (in millions)	1Q21	1Q20	% Chg	Const Curr(1)
Revenue:
Fixed Income Execution	$14	$21	(32)%	(32)%
CDS Clearing	55	72	(25)%	(26)%
Fixed Income Data and Analytics	264	245	8%	7%
Other Data and Network Services	135	126	8%	6%
Segment Revenue	$468	$464	1%	—

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 1Q20, 1.2794 and 1.1025, respectively.

Mortgage Technology Segment Results

First quarter mortgage technology revenues were $355 million. Mortgage technology operating expenses were $249 million and adjusted operating expenses were $141 million in the first quarter. Segment operating income for the first quarter was $106 million and the operating margin was 30%. On an adjusted basis, operating income was $214 million and the adjusted operating margin was 60%.

$ (in millions)	1Q21	1Q20	% Chg
Revenue:
Origination Technology(1)	$254	$—	n/a
Closing Solutions(1)	70	44	61%
Data and Analytics	18	—	n/a
Other	13	2	614%
Segment Revenue	$355	$46	680%

(1) Origination technology revenues include those related to our ICE Mortgage Technology network (previously reported in closing solutions revenues) and closing solutions revenues now include registration revenues related to MERS (previously reported in other revenues).

Other Matters

•	The effective tax rate for the first quarter of 2021 was 22%.
•	Operating cash flow in the first quarter of 2021 was $734 million and free cash flow was $702 million.
•	Unrestricted cash was $562 million and outstanding debt was $16.2 billion as of March 31, 2021.
•	Through the first quarter of 2021, ICE paid $187 million in dividends.
•	Expect to record a pre-tax gain of $1.23 billion related to the full divestment of our stake in Coinbase in the second quarter of 2021.

Financial Guidance

•	ICE's second quarter 2021 total recurring revenues are expected to be in a range of $844 million to $859 million.
•	ICE's second quarter 2021 GAAP operating expenses are expected to be in a range of $895 million to $905 million and adjusted operating expenses(1) are expected to be in a range of $742 million to $752 million.
•	ICE's full year 2021 GAAP operating expenses are expected to be in a range of $3.545 billion to $3.595 billion and adjusted operating expenses(1) are expected to be in a range of $2.880 billion to $2.930 billion to include incremental Bakkt expense and increased FX.

•	ICE's second quarter 2021 GAAP non-operating expense(2) is expected to be in the range of $97 million to $102 million and adjusted non-operating expense is expected to be in the range of $105 million to $110 million.
•	ICE's diluted share count for the second quarter is expected to be in the range of 562 million to 568 million weighted average shares outstanding.

(1) 2021 and 2Q21 non-GAAP operating expenses exclude amortization of acquisition-related intangibles and transaction & integration costs. 2021 non-GAAP operating expenses also exclude acquisition-related success fees.

(2) Non-operating expense includes interest income, interest expense and net other income. Non-GAAP non-operating expense excludes the equity earnings from an unconsolidated investee.

Earnings Conference Call Information

ICE will hold a conference call today, April 29, 2021, at 8:30 a.m. ET to review its first quarter 2021 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 9642702 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the second quarter 2021 earnings has been scheduled for July 29th, 2021 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
Revenues:	2021	2020
Exchanges	$1,606	$1,605
Fixed income and data services	468	464
Mortgage technology	355	46
Total revenues	2,429	2,115
Transaction-based expenses:
Section 31 fees	125	166
Cash liquidity payments, routing and clearing	507	390
Total revenues, less transaction-based expenses	1,797	1,559
Operating expenses:
Compensation and benefits	354	278
Professional services	44	29
Acquisition-related transaction and integration costs	18	12
Technology and communication	162	131
Rent and occupancy	21	21
Selling, general and administrative	51	49
Depreciation and amortization	255	157
Total operating expenses	905	677
Operating income	892	882
Other income (expense):
Interest income	—	6
Interest expense	(107)	(72)
Other income, net	48	20
Other income (expense), net	(59)	(46)
Income before income tax expense	833	836
Income tax expense	183	178
Net income	$650	$658
Net income attributable to non-controlling interest	(4)	(8)
Net income attributable to Intercontinental Exchange, Inc.	$646	$650

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$1.15	$1.18
Diluted	$1.14	$1.17
Weighted average common shares outstanding:
Basic	562	552
Diluted	565	555

Consolidated Balance Sheets

(In millions)

(Unaudited)

	As of	As of
	March 31, 2021	December 31, 2020
Assets:
Current assets:
Cash and cash equivalents	$562	$583
Short-term restricted cash and cash equivalents	1,065	1,000
Customer accounts receivable, net	1,530	1,230
Margin deposits, guaranty funds and delivery contracts receivable	85,608	84,083
Prepaid expenses and other current assets	410	323
Total current assets	89,175	87,219
Property and equipment, net	1,731	1,713
Other non-current assets:
Goodwill	21,304	21,291
Other intangible assets, net	14,242	14,408
Long-term restricted cash and cash equivalents	398	408
Other non-current assets	1,195	1,161
Total other non-current assets	37,139	37,268
Total assets	$128,045	$126,200

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$673	$639
Section 31 fees payable	123	207
Accrued salaries and benefits	136	346
Deferred revenue	523	158
Short-term debt	2,068	2,411
Margin deposits, guaranty funds and delivery contracts payable	85,608	84,083
Other current liabilities	271	155
Total current liabilities	89,402	87,999
Non-current liabilities:
Non-current deferred tax liability, net	3,527	3,563
Long-term debt	14,131	14,126
Accrued employee benefits	203	206
Non-current operating lease liability	306	320
Other non-current liabilities	391	359
Total non-current liabilities	18,558	18,574
Total liabilities	107,960	106,573
Commitments and contingencies
Redeemable non-controlling interest in consolidated subsidiaries	91	93
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(5,265)	(5,200)
Additional paid-in capital	13,908	13,845
Retained earnings	11,498	11,039
Accumulated other comprehensive loss	(184)	(192)
Total Intercontinental Exchange, Inc. stockholders’ equity	19,963	19,498
Non-controlling interest in consolidated subsidiaries	31	36
Total equity	19,994	19,534
Total liabilities and equity	$128,045	$126,200

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2021	2020	2021	2020	2021	2020	2021	2020
Total revenues, less transaction-based expenses	$974	$1,049	$468	$464	$355	$46	$1,797	$1,559
Operating expenses	321	322	335	330	249	25	905	677
Less: Amortization of acquisition-related intangibles	18	17	45	48	95	5	158	70
Less: Transaction and integration costs and acquisition-related success fees	5	10	—	—	13	—	18	10
Adjusted operating expenses	$298	$295	$290	$282	$141	$20	$729	$597
Operating income	$653	$727	$133	$134	$106	$21	$892	$882
Adjusted operating income	$676	$754	$178	$182	$214	$26	$1,068	$962
Operating margin	67%	69%	28%	29%	30%	45%	50%	57%
Adjusted operating margin	69%	72%	38%	39%	60%	55%	59%	62%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Net income attributable to ICE	$646	$650
Add: Amortization of acquisition-related intangibles	158	70
Add: Transaction and integration costs and acquisition-related success fees	18	10
Less: Net income from unconsolidated investee	(25)	(17)
Less: Income tax effect for the above items	(40)	(17)
Add/(Less): Deferred tax adjustments on acquisition-related intangibles	1	(1)
Adjusted net income attributable to ICE	$758	$695

Basic earnings per share	$1.15	$1.18
Diluted earnings per share	$1.14	$1.17

Adjusted basic earnings per share	$1.35	$1.26
Adjusted diluted earnings per share	$1.34	$1.25

Basic weighted average common shares outstanding	562	552
Diluted weighted average common shares outstanding	565	555

Free Cash Flow Calculation

(In millions)

(Unaudited)

	Three months ended March 31, 2021	Three months ended March 31, 2020
Cash flow from operations	$734	$520
Less: Capital expenditures and capitalized software development costs	(116)	(59)
Add/(Less): Section 31 fees, net	84	(27)
Free cash flow	$702	$434

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds and operates digital networks to connect people to opportunity. We provide financial technology and data services across major asset classes that offer our customers access to mission-critical workflow tools that increase transparency and operational efficiencies. We operate exchanges, including the New York Stock Exchange, and clearing houses that help people invest, raise capital and manage risk across multiple asset classes. Our comprehensive fixed income data services and execution capabilities provide information, analytics and platforms that help our customers capitalize on opportunities and operate more efficiently. At ICE Mortgage Technology, we are transforming and digitizing the U.S. residential mortgage process, from consumer engagement through loan registration. Together, we transform, streamline and automate industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 4, 2021. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Mary Caroline O'Neal

+1 770 738 2151

marycaroline.oneal@ice.com

investors@ice.com

ICE Media Contact:

Josh King

+1 212 656 2490

josh.king@ice.com

media@ice.com